EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-143083) of International Wire Group, Inc. of our report dated April 11, 2006, except as to Note 8 to the consolidated financial statements as to which the date is April 27, 2007, relating to the financial statements and financial statement schedule for the year ended December 31, 2005, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Rochester, New York
March 14, 2008